Exhibit 99.3

Index to Condensed Consolidated Financial Statements (Unaudited)

Omni Air International, LLC

OMNI AIR INTERNATIONAL, LLC AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($20,375 and $15,826 relating to VIE's for 2018 and 2017, respectively)	$37,603	$34,731
Restricted cash	2,580	5,269
Accounts receivable ($1 and $90 relating to VIE's for 2018 and 2017, respectively)	45,804	22,716
Inventory ($9,219 and $9,523 relating to VIE's for 2018 and 2017, respectively)	9,502	9,806
Prepaid expenses and other	1,827	2,668
TOTAL CURRENT ASSETS	97,316	75,190
Property and equipment, net ($150,917 and $141,449 relating to VIE's for 2018 and 2017, respectively)	171,053	183,162
Other assets	1,386	1,013
TOTAL ASSETS	$269,755	$259,365
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable ($63 and $2,160 relating to VIE's for 2018 and 2017, respectively)	$11,952	$11,914
Accrued salaries, wages and benefits	10,237	5,361
Accrued expenses	9,788	5,911
Notes payable ($13,162 and $10,694 relating to VIE's for 2018 and 2017, respectively)	13,162	10,694
Other accrued liabilities	2,426	4,347
Customer deposits and deferred revenue	4,817	3,659
TOTAL CURRENT LIABILITIES	52,382	41,886
Long term notes payable ($74,021 and $64,183 relating to VIE's for 2018 and 2017, respectively)	74,021	64,183
Commitments and contingencies
Members' equity	143,352	153,296
TOTAL LIABILITIES AND EQUITY	$269,755	$259,365

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

OMNI AIR INTERNATIONAL, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands)

	Nine months ended September 30,
	2018	2017
REVENUES	$354,366	$264,543
OPERATING EXPENSES
Flight operations	202,332	144,678
Maintenance	30,420	30,530
General and administrative	13,263	12,775
Commissions	7,806	5,636
Depreciation and amortization	44,550	38,527
Impairment of assets	601	332
Gain on sale of assets	(160)	27
TOTAL OPERATING EXPENSES	298,812	232,505
OPERATING INCOME	55,554	32,038
NONOPERATING INCOME (EXPENSE)
Interest expense	(1,823)	(1,540)
Interest income	406	43
Other Income	2,455	1,735
TOTAL NONOPERATING INCOME	1,038	238

NET INCOME	$56,592	$32,276

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

OMNI AIR INTERNATIONAL, LLC AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES:
Net Income	$56,592	$32,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,550	38,527
Impairment of assets	601	332
Gain on sale of assets	(160)	27
Changes in assets and liabilities:
Restricted cash	2,689	(3,061)
Accounts receivable	(23,074)	(4,613)
Other prepaid expenses and other assets	271	(1,742)
Accounts payable	26	(6,196)
Customer deposits and deferred revenue	1,157	5,422
Accrued operating expenses	3,877	1,222
Accrued payroll	4,876	1,872
Deferred aircraft rent	—	(77)
Other accrued liabilities	(1,920)	(8,446)
NET CASH PROVIDED BY OPERATING ACTIVITIES	89,485	55,543
INVESTING ACTIVITIES:
Purchases of property, leasehold improvements and equipment	(33,472)	(38,971)
Proceeds from sale of assets	590	(223)
NET CASH USED IN INVESTING ACTIVITIES	(32,882)	(39,194)
FINANCING ACTIVITIES:
Borrowings under long term debt	20,326	32,000
Principal payments on long term debt	(8,021)	(6,835)
Borrowings on line of credit	—	(6,000)
Distributions to stockholders/members	(66,536)	(25,815)
Contributions from stockholders/members	500	500
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(53,731)	(6,150)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,872	10,199
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	34,731	30,652
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$37,603	$40,851

SUPPLEMENTAL DISCLOSURES TO THE STATEMENT OF CASH FLOWS:
Cash paid during the year for interest	$1,661	$1,469
Accrued capital expenditures	$246	$4,718
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

OMNI AIR INTERNATIONAL, LLC AND AFFILIATES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(in thousands)

1. Nature of Operations and Summary of Significant Accounting Policies
Nature of Operations
Omni Air International, LLC ("OAI") is a U.S. Part 121 Supplemental Air Carrier based at Tulsa International Airport, Oklahoma, and specializes in providing passenger charter services to commercial and government customers. OAI targets passenger charter markets that can be efficiently served with long-range aircraft. OAI is approved by the U.S. Department of Defense ("DoD") to transport DoD personnel and dependents to domestic and international locations. OAI’s other customers include tour operators that provide vacation packages, foreign air carriers that require additional capacity to meet peak season demands, and other government agencies both foreign and domestic. As of September 30, 2018, OAI operated a fleet of thirteen passenger aircraft.
Principles of Consolidation
The consolidated financial statements include the accounts of OAI and its wholly owned subsidiary, Advanced Flight Services, LLC ("AFS"). The consolidated financial statements also include the results of Omni Aviation Leasing, LLC ("OAA"), and T7 Aviation Leasing, LLC ("T7A"), the variable interest entities ("VIE’s"). All intercompany balances and transactions have been eliminated in consolidation. OAI, OAA, and T7A are all Nevada corporations. For purposes of these consolidated financial statements, OAI, AFS and the VIE’s are collectively referred to as the “Company.”
Variable Interest Entities
A VIE is an entity used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are individually unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

A VIE is consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns, or both. A variable interest holder that consolidates the VIE is called the primary beneficiary.

OAI has a variable interest in T7A and OAA. T7A and OAA’s operations are comprised of leasing aircraft to OAI. OAI is the primary lessee of these aircraft owned by OAA and T7A and therefore has an explicit variable interest in these entities. As OAI is the primary beneficiary of the VIE’s the results of the VIE’s have been consolidated into the accompanying consolidated financial statements in accordance with the Accounting Standards Codification (ASC) 810 Consolidation.

As of September 30, 2018 and December 31, 2017, the VIE’s have assets of approximately $185,690 and $ 177,680, liabilities of $96,660 and $77,145 (including debt of $74,021 and $74,878), respectively, intercompany balances of which eliminate in consolidation. The VIE’s had revenues of $51,029 and $59,295 for the nine months ended September 30, 2018 and 2017, respectively, that eliminate in consolidation.
Management Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reported periods. The most significant estimates relate to determining the lives and impairment of tangible and intangible assets, the fair value of acquired assets, and assessing the collectability of accounts receivable. Actual results could differ materially from the estimates used in the preparation of the accompanying combined financial statements.

Cash and Cash Equivalents
Cash includes cash on hand and cash in bank accounts, and highly marketable securities or funds that own highly marketable securities with original maturities of three months or less when acquired. The carrying amounts reported on the Combined Balance Sheets approximate fair value due to the short-term maturity of these instruments.
Restricted Cash
Restricted cash is comprised of cash in a charter escrow account. The account, required by Department of Transportation ("DOT") regulations, is restricted to the extent of customers’ deposits on flights not yet flown and is available for release from escrow upon completion of the flights, which will occur within the next twelve months. Changes in restricted cash are included separately from cash and cash equivalents in the operating activities section of the Combined Statements of Cash Flows.
Revenue Recognition
FASB ASU No. 2015-14. In August 2015, the FASB issued ASU No. 2015-14, "Revenue from Contracts with Customers (Topic 606) - Deferral of the Effective Date," which amends the effective date of ASU No. 2014-09. The updates clarify the principles for recognizing revenue based on the core principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Topic 606 may be adopted using either a full retrospective approach, under which all years included in the financial statements will be presented under the revised guidance, or a modified retrospective approach, under which financial statements will be prepared under the revised guidance for the year of adoption, but not for prior years. Under the latter method, entities recognize a cumulative catch-up adjustment to the opening balance of retained earnings at the effective date for open contract performance at that time.
The Company adopted the standard effective January 1, 2018, using the modified retrospective method. The adoption efforts have included the identification of revenue within the scope of the standard, the evaluation of customer contracts in conjunction with new guidance and an assessment of the qualitative and quantitative impacts of the new standard on its financial statements. The evaluation included the application of each of the five steps identified in the Topic 606 revenue recognition model. The adoption of Topic 606 did not result in a cumulative catch-up adjustment to retained earnings.
The Company's performance obligation under contacts with its customers generally require the Company to provide integrated flight services including aircraft, crews and maintenance. Revenues are typically based on flight hours flown during a month. Revenues are recognized over time as flight hours are performed for the customer. Certain agreements include provisions for incentive payments based upon on-time reliability. Revenues related to on-time performance targets are recognized over the applicable measurement period for the target, which requires judgment to estimate the total number of flight hours expected for the service period.
Under some agreements, customers are responsible for aviation fuel, landing fees, navigation fees and certain other flight expenses. When functioning as the customers' agent for arranging such services, the Company records amounts reimbursable from the customer as revenues net of the related expenses as the costs are incurred. Any sales commissions are generally expensed as incurred because the amortization period is less than one year. Customers are invoiced weekly.
Revenue is not recognized until collectibility of customer payment is probable. For customers that are not a governmental agency or department, the Company generally receives partial payment in advance of services, otherwise customer balances are typically paid within 30 to 60 days of service.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are customer obligations due under normal trade terms and arise from providing passenger services and are based on contracted prices. As a general policy, collateral is not required for receivables, but customers’ financial condition and credit worthiness are evaluated regularly. The Company provides an allowance for doubtful accounts equal to estimated uncollectible amounts. The estimate is based on historical collection experience and a review of the current status of trade accounts receivable. At September 30, 2018 and December 31, 2017 no allowance was considered necessary.

Parts Inventory
Inventories are stated at the lower of cost or market. The inventory parts are commercially available for sale to outside third parties and are being marketed as such.
Prepaid Expenses
Prepaid expenses include amounts paid for items expected to be consumed within a one year period. These primarily include prepaid insurance. The amounts are expensed in the period that they are used or in which the benefit is derived.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using either the straight-line method over the asset’s estimated useful life (generally five to eight years), the lesser of the asset’s useful life or remaining lease term for leasehold improvements or by the units of production method for assets whose lives are estimable and directly linked to use.
The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate the carrying value of an asset may not be recoverable from the estimated future undiscounted cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, impairment is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors. Fair value is based on current market prices for similar property and equipment.
Maintenance Activities and Return Conditions
The Company employs the built-in overhaul method for major maintenance on owned aircraft. Under this method, costs of activities that restore the service potential of airframes and engines are considered a component of the asset. The cost of acquired assets is segregated into those costs that are to be depreciated over the expected useful life of the assets and those that represent the estimated cost of the next planned major maintenance activity. Thus, the estimated cost of the first planned major maintenance activity is separated from the cost of the remainder of the assets and amortized to the date of the initial planned major maintenance activity. The cost of that first planned major maintenance activity is then capitalized and amortized to the next occurrence of the planned major maintenance activity. Each aircraft lease includes specified return conditions. Lease return costs are recognized as expense over the remaining life of the lease when probable of incurrence.
OAI leases certain aircraft from unrelated parties. Under these arrangements, OAI is legally and contractually responsible for maintenance and repair of the leased aircraft throughout the lease term. Under certain arrangements, OAI is required to make deposits with the lessor. Such deposits are contractually required to be reimbursed to OAI upon the completion of the required maintenance of the leased aircraft. In all instances, OAI expects that the deposits will be equal to or less than the expected cost of the maintenance activities. Maintenance deposits paid by a lessee under an arrangement accounted for as a lease that are refunded only if the lessee performs specified maintenance activities are accounted for as a deposit asset. Further, lessees must evaluate whether it is probable that an amount on deposit will be returned to reimburse the costs of the maintenance activities incurred by the lessee. When an amount on deposit is less than probable of being returned, it is recognized as additional expense.
Customer Deposits
Customer deposits consist of prepayments for flights not yet completed. OAI is required by DOT regulations to separately account for DOT-registered flights and to maintain the deposits in an escrow restricted cash account. Once the flight is complete, OAI recognizes revenue and releases any related cash from the applicable account.
Income Taxes
The Company has elected to be treated as pass-through entities for income tax purposes. As a result, all of their earnings are taxable to their members. Accordingly, no provision for income taxes has been made in the accompanying combined financial statements. The Company evaluates uncertain tax positions for recognition and measurement in the combined financial statements. To recognize a tax position, the Company determines whether it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation, based on the technical merits of the position. A tax position that meets the more likely than not threshold is measured to determine the amount of the benefit to be recognized in the combined financial statements. The amount of tax benefit recognized with respect to any tax position is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. Any interest or penalties would be recognized as a component of income tax expense.
Risks and Uncertainties
The Company has not experienced significant losses in the past from uncollectible accounts because their customers are generally well-established entities with proven payment histories. Further, passenger charter revenues (other than the DoD and one other customer) are generally collected in advance and held in escrow until the designated charters are flown.
The Company maintains cash balances in various accounts at several banks, which frequently exceed federally insured limits. The Company cash balances are insured by the FDIC up to $250,000 per bank. Management believes the risk of loss is mitigated by the reputation and history of the financial institutions in which cash balances are held.
One customer accounted for approximately 73% and 71% of the Company’s revenues for the nine month periods ended September 30, 2018 and 2017, respectively, and approximately 84% and 82% of accounts receivable at September 30, 2018 and December 31, 2017 respectively. If the Company were to experience a substantial reduction in business from this significant customer, it could result in material harm to its business, financial condition and future results of operations if new customers or alternate uses of the aircraft could not be located in a timely manner.
All of OAI’s pilots and flight attendants are covered by collective bargaining agreements.
New Accounting Pronouncements
FASB ASU No. 2016-02. In February 2016, the FASB issued ASU No. 2016-02 “Leases (Topic 842),” which amends the FASB Accounting Standards Codification and creates Topic 842, Leases. This Topic requires Balance Sheet recognition of lease assets and lease liabilities for leases classified as operating leases under previous GAAP, excluding short-term leases of 12 months or less. This ASU is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company is evaluating the impact of this standard.
In November 2016, the FASB issued ASU No. 2016-18 “Statement of Cash Flows (Topic 230) - Restricted Cash.” The amendments in this ASU require transfers between cash and equivalents and restricted cash and equivalents, as well as direct cash receipts into and cash payments made from restricted cash and equivalents to be explained in the statement of cash flows. Restricted cash and restricted cash equivalents are to be included in the beginning and ending cash and cash equivalent balance totals on the statement of cash flows. This ASU is effective for financial statements issued for fiscal years, and interim periods within those fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is evaluating the impact of this standard.
2. Fixed Assets
As of September 30, 2018, the Company owned eleven passenger aircraft and leased two passenger aircraft under operating leases. Property and equipment, to be held and used, is summarized as follows (in thousands):

	September 30, 2018	December 31, 2017
Flight equipment	$375,711	$350,130
Ground equipment	8,126	7,737
Office equipment and facility leasehold improvements	10,730	10,056
	394,567	367,923
Accumulated depreciation	(223,514)	(184,761)
Property and equipment, net	$171,053	$183,162
For the nine month periods ending September 30, 2018 and 2017, depreciation expense was $44,550 and $38,527 respectively. For the nine month periods ending September 30, 2018 and 2017, impairment expense was $601, and $332, respectively.

3. Debt and Guarantees
OAI has a revolving bank line of credit for the lesser of $25,000,000 or 80% of qualified trade receivables plus 50% of the approved value of the aircraft less $750,000 for foreign exchange line of credit. The interest rate is LIBOR plus 1.25% per annum, which was 3.51% at September 30, 2018. The agreement expires on March 31, 2021. At September 30, 2018, availability under the line of credit was $23,064,611 (which is net of outstanding letters credit). There were $1,935,389 and $1,791,740 letters of credit issued on this revolving line of credit at September 30, 2018 and December 31, 2017 respectively. The agreement is collateralized by accounts receivable, spare parts inventory and an aircraft that is owned by OAA. The agreement contains certain financial covenants which include, among other things, required debt coverage ratios, required levels of EBITDA and limitations on a number of items such as stockholder distributions, lease commitments, sales of assets, transactions with affiliates and changes in key members of management. OAI was in compliance with these covenants at September 30, 2018 and December 31, 2017.
In June 2015, OAA entered into a loan agreement for principal of $7,500,000 with a bank, the proceeds of which were used to acquire an aircraft. The loan is due in 2020, is collateralized by the aircraft and the lease agreement with OAI. Interest accrues at a variable rate (LIBOR plus 1.35% per annum), which was 3.61% at September 30, 2018. The loan contains certain financial covenants which include, among other things, a requirement for OAA to maintain a specified Debt Service Coverage ratio and a specified Funded Debt to EBITDA (as defined) ratio. At September 30, 2018 and December 31, 2017 OAA was in compliance with these covenants.
In May 2016, OAA entered into a loan agreement for principal of $8,100,000 with a bank, the proceeds of which were used to acquire an aircraft. The loan is due in 2021, is collateralized by the aircraft and the lease agreement with OAI. Interest accrues at a variable rate (LIBOR plus 1.25% per annum), which was 3.51% at September 30, 2018. The loan contains certain financial covenants which include, among other things, a requirement for OAA to maintain a specified Debt Service Coverage ratio and a specified Funded Debt to EBITDA (as defined) ratio. At September 30, 2018 and December 31, 2017 OAA was in compliance with these covenants.
In February 2016, T7A entered into a loan agreement for principal of $41,000,000 with a bank. In March 2016, T7A entered into a loan with a bank for principal of $28,000,000 of which $18,000,000 was borrowed in March 2016 and $10,000,000 in January 2017. In January 2017, T7A entered into a loan for principal of $22,000,000 with a bank. These loans were for the purpose of acquiring three aircraft and an engine. The loans originated in 2016 are due in 2021 and the loan originated in 2017 is due in 2022, and are collateralized by the aircraft and lease agreements with OAI. Interest accrues at a variable rate of interest (LIBOR plus 1.2% per annum), which was 3.46% at September 30, 2018. The loans contain certain financial covenants which include, among other things, required debt coverage ratios, required levels of EBITDA and limitations on a number of items such as stockholder distributions, lease commitments, sales of assets, transactions with affiliates and changes in key members of management. At September 30, 2018 and December 31, 2017, OAI and T7A were in compliance with these covenants.
Each of the aforementioned debt arrangements include default provisions under which a violation under one agreement would result in a violation of the others. There were no violations as of September 30, 2018 and December 31, 2017.
4. Related Parties
During the nine month period ended September 30, 2018 and 2017, the Company had transactions with related parties. Certain of OAI’s office, hangar and warehouse facilities are leased from companies affiliated with two members on a month- to-month basis under operating leases. These expenses are included on the Condensed Consolidated Statements of Operations within flight operations, maintenance or general and administrative expenses, depending upon the lease.
OAI has a revolving line of credit with a bank whereby the bank’s majority stockholder is also affiliated with OAI. The revolving line of credit had no balance outstanding as of September 30, 2018, and December 31, 2017, respectively.
OAA entered into a loan agreement in 2016 with a bank whereby the bank’s majority stockholder is also affiliated with OAI.
5. Subsequent Events
On November 9, 2018, Air Transport Services Group, Inc. ("ATSG") acquired the Company and the Company became a wholly-owned subsidiary of ATSG.